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                                                                   EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 of USA Networks, Inc. and the related Prospectus and to the incorporation by reference therein of our report dated February 1, 2001 (except for note 3 as to which the date is March 22, 2001) with respect to the consolidated financial statements and financial statement schedule of USA Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                       /s/ ERNST & YOUNG LLP

New York, New York
August 24, 2001